Ontario Ministry of Northern Development and Mines

Assessment Work Performed on Mining Lands

Mining Act, Subsections 65(2) and 66(3), R.S.O. 1990

2.34940

Folder Identification Number (office use)

Transaction Number (office use) W-0720.00946

Submission Number (office use) 2.34940

Personal information collected on this form is obtained under the authority of subsections 65(2) and 66(3) of the *Mining Act*. Under section 8 of the *Mining Act*, this information is used to maintain a public record. This information will be also used to review the assessment work and correspond with the mining land holder. Questions about this collection should be directed to the Senior Manager, Mining Lands Section, Ministry of Northern Development and Mines, 3rd Floor, 933 Ramsey Lake Road, Sudbury ON P3E 6B5. Telephone 1 888 415-9845.

Instructions:
- For work performed on Crown Lands **before recording** a claim, use form Assessment Work Performed Before Recording Claim(s)
- Please type or print in ink.
- Submit to Geoscience Assessment Office, 933 Ramsey Lake Road, Sudbury ON P3E 6B5. Telephone 1 888 415-9845.

RECEIVED MAY 18 2007 GEOSCIENCE ASSESSMENT OFFICE

Note: All correspondence will be sent to the address on record in the Provincial Recording Office, as required under the *Mining Act*, subsections 19(6) and (8).

1. Submitter I am ☐ an authorized agent **or** ☒ the recorded holder (if a company, enter name of person submitting)

Name (last)	(first)	(initial)	Client number (optional)
Schellenberg	Gary	D A	402242

Address – Unit number, Street number, Street name: 5411 Calderwood Cres.

City, Town or Village	Province or State	Country	Postal Code
Richmond	B.C	Canada	V7C3G2

Telephone number	Fax number	E-mail address (optional)
(604) 2724686	(604) 687-4670	gschelenetrover.com

2. Provide

- ☐ where there is a surface rights holder, before starting ground exploration work for the **first time** on a staked claim you must provide notice to the surface rights holder(s) as required by the Mining Act and provide proof of notification to the Ministry
- ☑ your technical report and maps in paper or on a compact disc
- ☑ a current legible map showing how the contiguous mining lands are linked for assigning work
- ☐ proof of beneficial interest (if assigning amongst different recorded holders)

3. Work Performed This includes the date you traveled to the field or mobilized equipment to the date the technical report was completed.

From: DD/MM/YYYY	To: DD/MM/YYYY
04/05/2007	16/05/2007

Regulations: Calculate the time-adjusted credit column, in the tables below, as follows:

1. Work filed within 2 years of performance is claimed at 100%. (Enter 100% of actual costs in both of the last 2 columns)
2. Work filed after 2 years and up to 5 years after performance is credited at 50%. (Enter 100% of actual costs in the 2nd last column and 50% in the last column.)
3. Work older than 5 years is not eligible for credit.

3(A) Dates and Costs of Work Performed

From date DD/MM/YYYY	To date DD/MM/YYYY	Work Type	Unit of Work (example: hours/day, metres of drilling, km of grid lines)	Cost per Unit of Work	Actual Costs ($)	Time-Adjusted Credit ($) (See notes 1 and 2 above)
05/05/2007	09/05/2007	Mag survey (2operators + 1base)	Day	1200	6000	6000
05/05/2007	09/05/2007	gridding, flagging of lines (2 Helpers)	Day	475	3325	3325
06/05/2007	16/05/2007	Processing, mapping a report	flat	3000	3000	3000

3(B) Associated Costs

From date DD/MM/YYYY	To date DD/MM/YYYY	Associated Costs (example: supplies, mobilization, demobilization)	Actual Costs ($)	Time-Adjusted Credit ($) (See notes 1 and 2 above)
04/05/2007	04/05/2007	Mobilization Fort Frances → Ear Falls	900	900
10/05/2007	10/05/2007	Demobilization Ear Falls → Ft Frances	900	900